Exhibit 3 (b)
                                     BYLAWS

                                       of

                     GATEWAY AMERICAN PROPERTIES CORPORATION

                             A COLORADO CORPORATION


                              ARTICLE I.  OFFICES

      Section 1. Business Offices. GATEWAY AMERICAN PROPERTIES CORPORATION (hereinafter referred to as the "Corporation"), may have such offices, either within or without the State of Colorado, as the Board of Directors may designate from time to time. The initial principal office of the Corporation is 9145 East Kenyon Avenue, Suite 200, Denver, CO 80237-1810

      Section 2. Registered Office. The Corporation shall maintain a registered office in the State of Colorado, which may be changed from time to time by the Board of Directors. The street address of the initial registered office of the Corporation is 9145 East Kenyon Avenue, Suite 200, Denver, CO 80237-1810, and the name of the initial registered agent of the Corporation at that address is Harvey E. Deutsch.


                       ARTICLE II.  PURPOSES AND POWERS

      Section 1. Purposes. Except as restricted by these Bylaws, the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Business Corporation Act, as amended (the "Act").

     Section 2. General Powers. Except as restricted by these Articles of Incorporation, the Corporation shall have and may exercise any and all powers and rights which a corporation may exercise legally pursuant to the Act.


                          ARTICLE III.  SHAREHOLDERS

      Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held subsequent to the end of each fiscal year of the Corporation on such date and at such hour as the Board of Directors shall annually determine. If the election of Directors shall not be held on the day designated herein for an annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.


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      Section 2. Special  Meetings.  Special meetings of the shareholders may be called by the President or the Board of Directors, and shall be called by the President or Secretary upon the written request of the holders of not less than one-tenth (1/10) of all outstanding shares of the Corporation entitled to vote at the meeting. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting.

      Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Colorado, as the place for the holding of such meeting. If no such designation is made, the place of meeting shall be the principal place of business of the Corporation in the State of Colorado.

      Section 4. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the other person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting; except that if the number of authorized shares is to be increased, at least thirty (30) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

      Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at this adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

      Section 6. Waiver of Notice of Meetings of Shareholders. Whenever any notice is required to be given to any shareholder of the Corporation under the provisions of any statute or under the provisions of the Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting, whether in person or by proxy, (a) shall constitute a waiver of an objection by such shareholder to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting, and (b) shall constitute a waiver of an objection by such shareholder to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the shareholders need be specified in any written waiver of notice.


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

      Section 7. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in the order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section III.7, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting. All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the Act.

      Section 8.  Shareholder Quorum and Action.

            (a) A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of any business; provided, however, that when a specified item of business is required to be voted on by a class or classes, representatives of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business. Unless otherwise required by law, the vote of a majority of the shares present at the time of a vote, if a quorum is or has been present, shall be the act of the shareholders.

            (b) If less than a majority of the outstanding shares entitled to vote thereat are represented at a meeting, or for any valid business reason at a meeting where such majority is present, a majority in interest of the shareholders present may adjourn the meeting from time to time to a fixed date without further notice as to the time and place of such adjourned meeting, but each adjournment shall be for a period not in excess of sixty (60) days. At any such adjourned meeting at which a quorum shall be present or represented, only such business may be transacted which might have been transacted at a meeting as originally scheduled, unless all shares are represented and do not object.


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


            (c) When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder and those remaining may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.


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

      Section 9.  Voting.

            (a) At all meetings of shareholders, voting may be viva voce; however, any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

            (b) Each shareholder shall have one vote for each whole share of stock of the Corporation entitled to vote issued and outstanding which is registered in his name on the books of the Corporation, except as otherwise provided in the Articles of Incorporation or the Act and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to his becoming a shareholder. A complete list of shareholders entitled to vote at such meeting of the shareholders or any adjournment thereof, arranged in alphabetical order and setting forth the number of voting shares held by each shareholder, shall be prepared by the Secretary or the transfer agent of the Corporation who shall have charge of the stock ledger and stock transfer books of the Corporation. Such list shall be subject to inspection by any shareholder at the principal office of the Corporation during business hours for ten (10) days prior to such meeting and throughout the meeting or any adjournment thereof.

            (c) Shares of stock of the Corporation entitled to vote standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

            (d) Shares of stock of the Corporation entitled to vote held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares of stock of the Corporation entitled to vote standing in the name of a trustee may be voted by him without a transfer of such shares into his name. Shares of stock of the Corporation entitled to vote standing in the name of a receiver may be voted by such receiver and shares of stock of the Corporation entitled to vote held by or under the control a receiver may be voted by such receiver, without the transfer thereof into his name if authority to so do is contained in an appropriate order of the Court by which the receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares of stock of the Corporation entitled to vote until the shares have been transferred into the name of the pledgee and, thereafter, the pledgee shall be entitled to vote the shares so transferred.

            (e) Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

      Section 10. Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder


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

or his attorney-in-fact and delivered to the Secretary of the Corporation prior to or during the roll call at the meeting, or be returned to the Corporation with the signed consent to action without a meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

      Section 11. Action by Shareholders Without a Meeting. Any action that may be taken by vote may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the Secretary of the Corporation for inclusion in the minutes or for filing with the corporate records. Action taken under this Section III.11 is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date. Such written consent of the shareholders entitled to vote has the same force and effect as a unanimous vote of such shareholders and may be stated as such in any document. The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs a consent in accordance with this Section III.11.

     Section 12. No Cumulative Voting. Cumulative voting for the election of Directors of the Corporation shall not be available to the shareholders of the Corporation.

      Section 13. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents; hear and determine all challenges and questions arising in connection with the right to vote; count and tabulate all votes, ballots, or consents; determine the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as an inspector of an election of Directors. Inspectors need not be shareholders.


                            ARTICLE IV.  DIRECTORS

     Section 1. Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

            (a) The Board of Directors shall have the power from time to time to provide for the management of the offices of the Corporation at home or abroad in such manner as they see fit and, in particular, from time to time to delegate any of the powers of the Board in the course of the current business of the


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

Corporation to any standing or special committee or to any officer or agent and to appoint any persons as agents of the Corporation with such powers (including the power to sub-delegate) and upon such terms as may be deemed fit.

            (b) In addition to the powers and authorities conferred by the Articles of Incorporation and by these Bylaws upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

      Section 2. Number, Tenure and Qualifications. The number of Directors of the Corporation shall initially be three (3). From time to time, the number of Directors may be increased or decreased (if the number of Directors then provided for is more than one) by shareholder action or by resolution of a majority of the full Board of Directors. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors shall be at least eighteen (18) years of age, but need not be residents of the State of Colorado or shareholders of the Corporation.

      Section 3. Duties of Directors. A Director shall perform his duties as a director, including his duties as a member of any committee of the Board of
Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the Corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances. In performing his duties, a Director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

            (a) One or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented,

            (b) Legal counsel, public accountants or other persons as to matters which the Director reasonably believes to be within such person's professional or expert competence, or

            (c) A committee of the Board of Directors upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the Director reasonably believes to merit confidence.

      A Director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. A person who performs his duties in compliance with this Section IV.3 shall have no liability by reason of being or having been a Director of the Corporation.

      Section 4. Election and Term of Directors. At the annual meeting of shareholders, Directors shall be elected by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote for the election of Directors. Each Director shall hold office until the next annual meeting of the shareholders and until his successor has been elected and qualified, or until his death, resignation, or removal.


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      Section 5. Regular  Meetings.  A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual election of Directors. The Board of Directors may, from time to time, by resolution appoint the time and place, either within or without the State of Colorado, for holding other regular meetings of the Board, if by it deemed advisable; and such regular meetings shall thereupon be held at the time and place so appointed, without the giving of any notice with regard thereto. In case the day appointed for a regular meeting shall fall upon a Saturday, Sunday or legal holiday in the State of Colorado, such meeting shall be held on the next succeeding day not a Saturday, Sunday or legal holiday in the State of Colorado, at the regularly appointed hour.

      Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman, the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by him or them.

      Section 7. Place and Time of Board Meetings. The Board of Directors may hold its meetings at the offices of the Corporation or at such other places, either within or without the State of Colorado, as it may from time to time determine. If the meeting is held without the State of Colorado, notice must be given by certified mail not less than five (5) days before the meeting, and said notice shall contain the date, place, and purpose of the meeting. Notice is given when deposited in the United States mail with postage prepaid.

      Section 8.  Notice of Meetings of the Board of Directors, Adjournment.

            (a) Regular meetings of the Board of Directors may be held without notice at such time and place as the Board of Directors shall from time to time determine. Special meetings of the Board of Directors shall be held upon notice to the Directors and may be called by the President upon two (2) days' notice to each Director either personally or by mail, telegraph, telephone, telefacsimile, cable, or wireless, except as provided by Section IV.7. Special meetings shall be called by the President or by the Secretary in a like manner at the written request of at least two (2) Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without objecting at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting.

            (b) A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all Directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other Directors.

      Section 9. Waiver of Notice. A Director may waive the requirement of notice of a special meeting of the Board of Directors by signing a waiver of notice either before or after the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any


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and all  objections  to the place or time of such meeting or the manner in which it has been called or convened, except when the Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

      Section 10. Quorum and Action. A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at the meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, is used. Except as otherwise required by statute, by the Articles of Incorporation or by these Bylaws, the affirmative vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

      Section 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting, (b) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting, or (c) he files his written dissent to such action with the person presiding at the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. The right of a Director to dissent as to a specific action taken in a meeting of the Board of Directors or a committee of the Board of Directors pursuant to this
Section IV.11 is not available to a Director who votes in favor of such action.

      Section 12. Action Without a Meeting. Any action that may be taken by vote at a meeting of the Board of Directors or a committee of the Board of Directors may be taken without a meeting if the action is evidenced by one (1) or more written consents describing the action taken, signed by each Director or committee member and delivered to the Secretary of the Corporation for inclusion in the minutes or for filing with the corporate records. Action taken under this
Section IV.12 is effective when all Directors or committee members have signed the consent, unless the consent specifies a different effective date. Such written consent has the same force and effect as a unanimous vote of the Directors or committee members and may be stated as such in any document.

      Section 13. Director Conflicts of Interest. No contract or other transaction between the Corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:


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            (a) The material facts of such relationship or interest is disclosed or known to the Board of Directors or committee which, in good faith, authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority, or greater number if required by statute, by the Articles of Incorporation or by these Bylaws, of the disinterested Directors, even though the disinterested Directors are less than a quorum; or

            (b) The material facts of such relationship or interest is disclosed or known to the shareholders entitled to vote and they, in good faith, authorize, approve or ratify such contract or transaction by vote or written consent; or

            (c) The contract or transaction is fair and reasonable to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction. For this purpose, a "Common Director" is Director of the Corporation that is also a director of any other corporation, firm, association or entity.

      Section 14. Compensation of Directors. The Board of Directors may pay each Director a stated salary as such or a fixed sum for attendance at meetings of he Board of Directors or any committee thereof, or both, and may reimburse each Director for his expenses of attendance at each such meeting. The Board of Directors may also pay to each Director rendering services to the Corporation not ordinarily rendered by Directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors from time to time. None of these payments shall preclude any Director form serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a Director who is an officer for service as an officer as well as for service as a Director.

      Section 15. Resignations. Any Director of the Corporation may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by giving written notice thereof to the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

      Section 16. Removal. Any Director may be removed with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the shares then entitled to vote at an election of Directors, at a meeting of the shareholders called for the purpose. The vacancy on the Board of Directors caused by the removal may be filled by the shareholders or, if the shareholders fail to do so, by the affirmative vote of a majority of the remaining Directors.

      Section 17. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his death, resignation, or removal. A Director elected to fill a vacancy caused by resignation, death, or removal shall be elected to hold office for the unexpired term of his predecessor.

      Section 18. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees, each consisting of two (2) or more Directors. Each such committee shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section IV.18, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meting of the committee.


                             ARTICLE V.  OFFICERS

     Section 1. Officers. The Board of Directors shall elect or appoint a President, a Secretary, and a Treasurer, and such other officers (including one
(1) or more Vice Presidents), assistant officers, agents, and employees that the Board of Directors may deem necessary who shall have such duties, powers, and functions as hereinafter provided. Any two (2) or more offices may be held by the same person.

      Section 2. Election and Term of Office. As far as practicable, the officers of the Corporation shall be elected at the regular meeting of the Board of Directors following the annual election of Directors. If the election of officers is not held at such meeting, the election shall be held as soon thereafter as conveniently may be. Officers shall hold office until their successors shall have been elected, appointed, or chosen and have qualified or until their death, or until they shall resign or are removed in the manner provided by these Bylaws. Administrative assistant officers shall hold office at the pleasure of the President.

     Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Section 4. Vacancies. A vacancy in any office because of resignation, removal, death, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

     Section 5. Chairman. The Chairman shall preside, when available, at all meetings of the shareholders and the Board of Directors. He shall have general executive powers as well as the specific powers conferred by these Bylaws and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

     Section 6. President. The President shall be the chief executive officer of the Corporation and, under the direction of the Board of Directors, shall have general responsibility for the management and direction of the business, properties and affairs of the Corporation. He shall have general executive powers, including all powers required by law to be exercised by a President of a Corporation as such, as well as the specific powers conferred by these Bylaws or by the Board of Directors.

     Section 7. Vice President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President, if one has been appointed or elected by the Board of Directors (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election, or in the absence of any designation, then in the order of their appointment or election), shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall have general executive powers as well as the specified powers conferred by these Bylaws. He shall also have such further powers and duties as may from time to time be conferred upon, or assigned to, him by the Board of Directors or the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation.

     Section 8. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Board of Directors and the shareholders in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the executive of which on behalf of the Corporation under its seal is duly authorized; (d) be registrar of the Corporation and keep a register of the post office addresses of all shareholders which shall be furnished to the Secretary by the shareholders; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 9. Treasurer. The Treasurer shall (a) keep correct and complete books and records of account on file in the principal place of business of the Corporation; (b) have custody of and be responsible for all funds and securities of the Corporation; (c) receive moneys due and payable to the Corporation from any source whatsoever; (d) immediately deposit all corporate funds in a bank or other depository as may be designated by the Board of Directors; (e) disburse the funds of the Corporation as may be ordered by the President or the Board of Directors; (f) render to the President or the Board of Directors, at any time, an account of all the transactions of the Treasurer and of the financial condition of the Corporation; and (g) in general, perform the duties of the office of Treasurer and such other duties as may be assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 10. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the President, may sign with the President or a

Vice President certificates for shares or the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President.

      Section 11. Salaries. The salaries of the executive officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The salaries of the administrative assistant officers shall be fixed by the President and Chief Executive Officer.


            ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

      Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. The certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof certifying the number of shares owned in the Corporation. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The certificate representing shares shall state on the face that the Corporation is organized under the laws of the State of Colorado; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by the certificate or a statement that the shares are without par value. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid.

      Section 2.  Transfer of Shares.

            (a) Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

            (b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

      Section 3. Lost, Destroyed or Wrongfully Taken Stock Certificates. The Board of Directors may direct a new certificate for shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, destroyed, or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, or wrongfully taken. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed, or wrongfully taken certificate, or that person's legal representative, or attorney-in-fact, to give the Corporation a bond in twice the value of the shares as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                   ARTICLE VII.  BOOKS, RECORDS AND REPORTS

      Section 1. Books and Records. The Corporation shall keep correct and complete books and records of accounts and shall keep minutes of the proceedings of its Board of Directors and shareholders. The Corporation shall also keep, at its registered office, a record of its shareholders, giving names and addresses of all shareholders and the number of shares held by each.

      Section 2. Shareholders' Inspection Rights. Any person who shall have been a holder of record any outstanding shares of the Corporation shall have those rights to inspect the books and records of the Corporation granted to such shareholder in conformance with section 7-116-102 of the Act.


                         ARTICLE VIII.  MISCELLANEOUS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors upon consultation with the Corporation's accountants.

      Section 2. Dividends. Dividends may be declared and paid out of any funds legally available therefor under the laws of Colorado, as may be deemed advisable from time to time by the Board of Directors of the Corporation. Before declaring any dividends, the Board of Directors may set aside out of net profits or earned or other surplus such sums as the Board of Directors may think proper as a reserve fund to meet contingencies or for other purposes deemed proper and in the best interests of the Corporation.

      Section 3. Corporate Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the state of incorporation and the word "seal." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon an adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved, or printed.

      Section 4. Execution of Instruments. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Corporation by the President, any Vice President, the Secretary or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers, employees or agents of the Corporation an the Board of Directors may from time to time direct.

      Section 5. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

      Section 6. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.


               ARTICLE IX.  INDEMNIFICATION AND RELATED MATTERS

      Section 1. Indemnification--Third Party Actions. The Corporation shall indemnify any person who was, is, or is threatened to be made a part to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (other than an action by or in the right of the Corporation). Such indemnification shall arise only by reason of the fact that the person is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification shall be against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits indemnification of directors.

      Section 2. Indemnification--Actions Brought in the Right of the Corporation. The Corporation shall indemnify any person who was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan. Such indemnification shall be against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits indemnification of directors.

      Section 3. Determination of Entitlement to Indemnification. Any indemnification under Sections IX.1 and IX.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee, fiduciary, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act with respect to indemnification of directors. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, by a majority vote of a committee of the Board of Directors designated by the Board of Directors, which committee shall consist of two (2) or more Directors who were not parties to the action, suit, or proceeding, except that Directors who were parties to the action, suit, or proceeding may participate in the designation of Directors for the committee. If such quorum is not obtainable or such committee cannot be established pursuant to Section IX.3(a) and Section IX.3(b) above, or even if such quorum is obtained or such committee is designated if such quorum or committee so directs, such determination shall be made: (x) by independent legal counsel selected by vote of the Board of Directors or the committee in the manner specified in Section IX.3(a) or Section IX.3(b) above (as the case may be) or, if a quorum cannot be obtained and a committee cannot be established pursuant to Section IX.3(a) and
Section IX.3(b) above, by independent legal counsel selected by a majority vote of the full Board of Directors, or (y) by the shareholders. Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is proper is made; except that, if the determination that indemnification is proper is made by independent legal counsel (as set forth above), authorization of indemnification and evaluation as to reasonableness of expenses may be made by the body that selected said counsel.

      Section 4. Advancement of Expenses. Reasonable expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, to the extent that and under the circumstances wherefore the Act permits such advancement for directors.

      Section 5. Savings Clause. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee, fiduciary, or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

      Section 6. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX and the Act.

      Section 7. Disallowed Deductions. With respect to any payment made by the Corporation to any employee or any officer of the Corporation for compensation, bonus, interest, rent, travel, entertainment, or other expenses incurred by such employee or officer that is determined to be excessive, unreasonable, or otherwise unallowable, in whole or in part as a tax deductible expense by any governmental agency, such employee shall have an unconditional obligation to reimburse the Corporation to the full extent of such unallowable expense. In lieu of payment by the officer, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.


                                  ARTICLE X.
                         UNIFORMITY OF INTERPRETATION
                               AND SEVERABILITY

      These Bylaws shall be so interpreted and construed as to conform to the Articles of Incorporation and the statutes of the State of Colorado or of any other state in which conformity may become necessary by reason of the qualification of the Corporation to do business in such foreign state. Where conflict between these Bylaws and the Articles of Incorporation or the statutes of the state of incorporation has arisen or shall arise, these Bylaws shall be considered to be modified to the extent, but only to the extent, conformity shall require. If any provision hereof or the application thereof shall be deemed to be invalid by reason of the foregoing sentence, such invalidity shall not effect the validity of the remainder of the Bylaws without the invalid provision or the application thereof, and the provisions of these Bylaws are declared to be severable.


                                  ARTICLE XI.
                    REFERENCES TO ARTICLES OF INCORPORATION

      Reference to the Articles of Incorporation in these Bylaws shall include all amendments thereto or changes thereof unless specifically excepted.


                             ARTICLE XII. AMENDMENTS

      The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to adopt, alter, amend or repeal Bylaws of this Corporation shall be vested in either the Board of Directors or shareholders; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to alteration, amendment or repeal by the Board of Directors.

                       ARTICLE XIII.  PREEMPTIVE RIGHTS

      The shareholders shall not have preemptive rights to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares, including the right to acquire any shares sold for consideration other than cash.


                        ARTICLE XIV.  EMERGENCY BYLAWS

      The Emergency Bylaws provided in this Article XIV shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the Bylaws or in the Act. To the extent not inconsistent with the provisions of this
Article XIV, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

      During any such emergency:

      (a) A meeting of the Board of Directors may be called by any officer or Director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

      (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of Directors in attendance at such meeting.

      (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

      (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

      (e) No officer, Director, or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

      (f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment to these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

      Adopted by the Board of Directors on March 20, 1997.


                                          /s/ Harvey E. Deutsch
                                          ---------------------------
                                          Harvey E. Deutsch

                                          /s/ Micheal Messina
                                          ---------------------------
                                          Michael A. Messina

                                          /s/ Joel H. Farkas
                                          ---------------------------
                                          Joel H. Farkas